Exhibit 99.1

COHU, INC. 12367 CROSTHWAITE CIRCLE POWAY, CA 92064 FAX (858) 848-8185 PHONE (858) 858-8100 www.cohu.com

Cohu Reports First Quarter 2022 Results

●	First quarter revenue $197.8 million, up 3.1% quarter-over-quarter
●	Gross margin of 46.1%; non-GAAP gross margin of 46.1%
●	$45 million incremental design-win orders from tester market diversification
●	Record order backlog expected to ship over multiple quarters

POWAY, Calif., April 28, 2022 -- Cohu, Inc. (NASDAQ: COHU), a global leader in back-end semiconductor equipment and services, today reported fiscal 2022 first quarter net sales of $197.8 million and GAAP income of $21.6 million or $0.44 per share. Cohu also reported first quarter 2022 non-GAAP income of $32.6 million or $0.66 per share.

GAAP Results
(in millions, except per share amounts)	Q1 FY 2022	Q4 FY 2021	Q1 FY 2021

Net sales	$197.8	$191.9	$225.5
Net income	$21.6	$20.9	$27.6
Net income per share	$0.44	$0.42	$0.61

Non-GAAP Results
(in millions, except per share amounts)	Q1 FY 2022	Q4 FY 2021	Q1 FY 2021

Net income	$32.6	$35.6	$40.6
Net income per share	$0.66	$0.72	$0.89

Total cash and investments at the end of first quarter 2022 were $358.6 million and our Term Loan B principal amount was $95.3 million. Cohu repurchased 213,706 shares of its common stock in the first quarter for an aggregate amount of approximately $6.4 million.

“Cohu started 2022 on a strong note with revenue, gross margin and profitability exceeding expectations driven by customer acquisitions and effective supply chain management. Backlog is at record level after another strong booking quarter highlighted by key design-wins by our tester business in late 2021,” said Cohu President and CEO Luis Müller. “We are encouraged by the progress of our contactor manufacturing insourcing and the broadening of Cohu’s tester addressable market. We remain on pace to achieve our mid-term targets of 25% non-GAAP operating income at $1 billion revenue.”

Cohu expects second quarter 2022 sales to be between $205 million and $221 million.

Conference Call Information:

The Company will host a live conference call and webcast with slides to discuss first quarter 2022 results at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time on April 28, 2022. Interested investors and analysts are invited to dial into the conference call by using 1-866-434-5330 (domestic) or +1-213-660-0873 (international) and entering the pass code 3589745. Webcast access will be available on the Investor Information section of the Company’s website at www.cohu.com.

About Cohu:

Cohu (NASDAQ: COHU) is a global leader in back-end semiconductor equipment and services, delivering leading-edge solutions for the manufacturing of semiconductors. Additional information can be found at www.cohu.com.

Use of Non-GAAP Financial Information:

Included within this press release and accompanying materials are non-GAAP financial measures, including non-GAAP Gross Margin/Profit, Income and Income (adjusted earnings) per share, Operating Income, Operating Expense, effective tax rate and Adjusted EBITDA that supplement the Company’s Condensed Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude charges and the related income tax effect for: share-based compensation, the amortization of purchased intangible assets, restructuring costs, manufacturing transition and severance costs, asset impairment charges, loss on sale of business, employer payroll taxes related to accelerated vesting share-based awards, depreciation of purchase accounting adjustments to property, plant and equipment, reduction of indemnification receivable, amortization of cloud-based software implementation costs (Adjusted EBITDA only) and gain (loss) on extinguishment of debt (Adjusted EBITDA only). Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Operations. With respect to any forward-looking non-GAAP figures, we are unable to provide without unreasonable efforts, at this time, a GAAP to non-GAAP reconciliation of any forward-looking figures due to their inherent uncertainty.

These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information can assist investors in evaluating the Company’s operational trends, financial performance, and cash generating capacity. Management uses non-GAAP measures for a variety of reasons, including to make operational decisions, to determine executive compensation in part, to forecast future operational results, and for comparison to our annual operating plan. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures.

Forward Looking Statements:

Certain statements contained in this release and accompanying materials may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding tester design wins, record backlog expected to ship over multiple quarters, estimated test cell utilization, increasing demand for our products, opportunities for our Diamondx tester and Neon inspection & metrology technology, expansion in test interface products, ongoing qualifications for DI-Core, broadening the tester addressable market, on pace to achieve our mid-term financial targets (mid-term means a 3-5 year time horizon), Cohu’s FY2022 outlook, % of incremental revenue expected to fall to operating income, estimated systems versus recurring sales, Cohu’s second quarter 2022 sales forecast, guidance, sales mix, non-GAAP operating expenses, gross margin, operating income, adjusted EBITDA, effective tax rate, free cash flow, cap ex, cash and shares outstanding, estimated minimum cash needed, estimated EBITDA breakeven point, any future Term Loan B principal reduction, the amount, timing or manner of any share repurchases and any other statements that are predictive in nature and depend upon or refer to future events or conditions, and/or include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and/or other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Any third-party industry analyst forecasts quoted are for reference only and Cohu does not adopt or affirm any such forecasts.

Actual results, including our 2022 and mid-term results, and future business conditions could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: political and economic instability and adverse worldwide impacts resulting from the military incursion into Ukraine by Russia; the ongoing global COVID-19 pandemic and its impact on our operations and the operations of our key suppliers, customers and other business partners; we are making investments in new products and product enhancements, which may adversely affect our operating results and these investments may not be commercially successful; we have manufacturing operations in Asia and any failure to effectively manage multiple manufacturing sites and to secure raw materials meeting our quality, cost and other requirements, or failures by our suppliers to perform, could harm our sales, service levels and reputation; any failure to perform or unexpected downtime experienced by our sole contract manufacturer for certain semiconductor automated test equipment; any failure of critical suppliers to deliver sufficient quantities of parts in a timely and cost-effective manner; we may not be able to increase prices to fully offset inflationary pressures on costs, such as raw and packaging materials, components and subassemblies, labor and distribution costs; the semiconductor industry we serve is seasonal, cyclical, volatile and unpredictable; the semiconductor equipment industry is intensely competitive; semiconductor equipment is subject to rapid technological change, product introductions and transitions which may result in inventory write-offs, and our new product development involves numerous risks and uncertainties; the seasonal nature of the semiconductor equipment industry places enormous demands on our employees, operations and infrastructure; a limited number of customers account for a substantial percentage of our net sales; inherent uncertainty of backlog wherein customers may delay shipments or cancel orders; majority of our revenues are generated from exports to foreign countries, primarily in Asia, that are subject to economic and political instability and we compete against a number of Asia-based test contactor, test handler and automated test equipment suppliers; we are exposed to the risks of operating in certain foreign locations from where Cohu manufactures certain products, and supports our sales and services to the global semiconductor industry; increasingly restrictive trade and export regulations may materially harm or limit Cohu’s business and ability to sell its products; the remaining indebtedness in connection with our financing of the Xcerra acquisition may have an adverse impact on Cohu’s liquidity, access to capital and business flexibility; we are exposed to other risks associated with additional potential acquisitions, investments and divestitures such as integration difficulties, disruption to our core business, dilution of stockholder value, and diversion of management attention; our financial and operating results may vary and fall below analysts’ estimates, or credit rating agencies may change their ratings on Cohu, any of which may cause the price of our common stock to decline or make it difficult to obtain other financing; we have experienced significant volatility in our stock price; there may be changes in, and uncertainty with respect to, legislation, regulation and governmental policy in the United States; and impacts in the event of a cybersecurity breach.

These and other risks and uncertainties are discussed more fully in Cohu’s filings with the SEC, including the most recently filed Form 10-K and Form 10-Q, and the other filings made by Cohu with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. Except as required by applicable law, Cohu does not undertake any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

For press releases and other information of interest to investors, please visit Cohu’s website at www.cohu.com.

Contact:

Cohu, Inc.
Jeffrey D. Jones - Investor Relations
858-848-8106

COHU, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended (1)
	March 26,	March 27,
	2022	2021

Net sales	$197,757	$225,488
Cost and expenses:
Cost of sales (excluding amortization)	106,601	123,283
Research and development	23,106	23,152
Selling, general and administrative	31,246	32,624
Amortization of purchased intangible assets	8,535	9,244
Loss on sale of PCB Test business (2)	-	115
Restructuring charges	576	1,340
	170,064	189,758
Income from operations	27,693	35,730
Other (expense) income:
Interest expense	(981)	(2,575)
Interest income	111	50
Foreign transaction gain (loss)	1,144	(262)
Loss on extinguishment of debt	(104)	(1,761)
Income from operations before taxes	27,863	31,182
Income tax provision	6,294	3,575
Net income	$21,569	$27,607

Income per share:
Basic:	$0.44	$0.63
Diluted:	$0.44	$0.61

Weighted average shares used in computing income per share:
Basic	48,778	43,756
Diluted	49,569	45,482

(1)	The three- month periods ended March 26, 2022 and March 27, 2021 were both comprised of 13 weeks.

(2)

On June 24, 2021, the Company completed the divestment of its PCB Test business. The divestment of this business did not qualify for presentation as discontinued operations and the results of the PCB Test business are included in continuing operations for all periods presented. During the three-month period ended March 27, 2021, the Company incurred approximately $0.1 million of costs related to the sale of this business and were previously included in SG&A. With the completion of the sale these amounts have been reclassified to loss on sale of PCB Test business.

COHU, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	March 26,	December 25,
	2022	2021
Assets:
Current assets:
Cash and investments	$358,570	$379,905
Accounts receivable	210,742	192,873
Inventories	160,363	161,053
Other current assets	22,481	16,962
Total current assets	752,156	750,793
Property, plant & equipment, net	63,912	63,957
Goodwill	216,234	219,791
Intangible assets, net	166,743	177,320
Operating lease right of use assets	24,870	25,060
Other assets	19,430	22,123
Total assets	$1,243,345	$1,259,044

Liabilities & Stockholders’ Equity:
Current liabilities:
Short-term borrowings	$2,048	$3,059
Current installments of long-term debt	4,310	11,338
Deferred profit	11,001	13,208
Other current liabilities	159,110	164,854
Total current liabilities	176,469	192,459
Long-term debt	101,959	103,393
Non-current operating lease liabilities	21,782	22,040
Other noncurrent liabilities	56,238	58,650
Cohu stockholders’ equity	886,897	882,502
Total liabilities & stockholders’ equity	$1,243,345	$1,259,044

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended
	March 26,	December 25,	March 27,
	2022	2021	2021
Income from operations - GAAP basis (a)	$27,693	$17,555	$35,730
Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of sales (COS)	145	136	262
Research and development (R&D)	752	584	781
Selling, general and administrative (SG&A)	2,525	2,329	2,480
	3,422	3,049	3,523
Amortization of purchased intangible assets (c)	8,535	8,246	9,244
Restructuring charges related to inventory adjustments in COS (d)	(175)	141	400
Restructuring charges included in operating expenses (d):
Selling, general and administrative	-	10	-
Restructuring charges (d)	576	(165)	1,340
Manufacturing and sales transition costs included in (e):
COS	-	(7)	-
SG&A	-	(2)	-
	-	(9)	-
Impairment charges (f)	-	100	-
Loss on sale of PCB Test business (g)	-	4,939	115
PP&E step-up included in SG&A (h)	-	-	145
Reduction of indemnification receivable included in SG&A (i)	-	75	-
Payroll taxes related to accelerated vesting of share-based awards included in SG&A (j)	132	-	300
Income from operations - non-GAAP basis (k)	$40,183	$33,941	$50,797

Income from operations - GAAP basis	$21,569	$20,889	$27,607
Non-GAAP adjustments (as scheduled above)	12,490	16,386	15,067
Tax effect of non-GAAP adjustments (l)	(1,483)	(1,650)	(2,045)
Income from operations - non-GAAP basis	$32,576	$35,625	$40,629

GAAP income from operations per share - diluted	$0.44	$0.42	$0.61

Non-GAAP income from operations per share - diluted (m)	$0.66	$0.72	$0.89

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company's operating performance. Our management uses these non-GAAP financial measures in assessing the Company's operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre- and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Management initiated certain restructuring activities including employee headcount reductions and other organizational changes to align our business strategies in light of the merger with Xcerra. Restructuring costs have been excluded because such expense is not used by Management to assess the core profitability of Cohu’s business operations. Manufacturing and sales transition costs relate principally to expenses incurred as a result of moving certain manufacturing activities to Asia and incremental costs incurred related to the buildup of a direct sales force for certain equipment sales in Asia. Employee severance are costs incurred in conjunction with the termination of certain employees to streamline our operations and reduce costs. Management has excluded these costs primarily because they are not reflective of the ongoing operating results and they are not used to assess ongoing operational performance. The impact from the sale of the PCB Test business, impairment charges and reduction of indemnification receivable have been excluded as these amounts are infrequent and are unrelated to the operational performance of Cohu. Employer payroll taxes related to accelerated severance stock-based compensation are dependent on the Company's stock price and the timing and size of the vesting of their restricted stock, over which management has limited to no control, and as such management does not believe it correlates to the company's operation of the business. PP&E step-up costs have been excluded by management as they are unrelated to the core operating activities of the Company. Excluding this data provides investors with a basis to compare Cohu’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	14.0%, 9.1% and 15.8% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of acquired intangible assets.
(d)	To eliminate restructuring costs incurred related to the integration of Xcerra and the Company’s German operations.
(e)	To eliminate manufacturing and sales transition and severance costs.
(f)	To eliminate impairment charges recorded to adjust IPR&D assets obtained in the acquisition of Xcerra to current fair value.
(g)	To eliminate the impact of the sale of the PCB Test business.
(h)	To eliminate the accelerated depreciation from the property, plant & equipment step-up related to the acquisition of Xcerra.
(i)	To eliminate the impact of the reduction of an uncertain tax position liability and related indemnification receivable.
(j)	To eliminate the impact of employer payroll taxes associated with the acceleration of Pascal Rondé share-based awards under the terms of his separation agreement.
(k)	20.3%, 17.7% and 22.5% of net sales, respectively.
(l)	To adjust the provision for income taxes related to the adjustments described above based on applicable tax rates.
(m)	All periods presented were computed using the number of GAAP diluted shares outstanding.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands)
	Three Months Ended
	March 26,	December 25,	March 27,
	2022	2021	2021

Gross Profit Reconciliation
Gross profit - GAAP basis (excluding amortization) (1)	$91,156	$84,394	$102,205
Non-GAAP adjustments to cost of sales (as scheduled above)	(30)	270	662
Gross profit - Non-GAAP basis	$91,126	$84,664	$102,867

As a percentage of net sales:
GAAP gross profit	46.1%	44.0%	45.3%
Non-GAAP gross profit	46.1%	44.1%	45.6%

Adjusted EBITDA Reconciliation
Net income - GAAP Basis	$21,569	$20,889	$27,607
Income tax provision	6,294	(3,607)	3,575
Interest expense	981	1,041	2,575
Interest income	(111)	(42)	(50)
Amortization of purchased intangible assets	8,535	8,246	9,244
Depreciation	3,132	3,219	3,323
Amortization of cloud-based software implementation costs (2)	478	487	370
Loss on extinguishment of debt	104	-	1,761
Other non-GAAP adjustments (as scheduled above)	3,955	8,140	5,678
Adjusted EBITDA	$44,937	$38,373	$54,083

As a percentage of net sales:
Net income - GAAP Basis	10.9%	10.9%	12.2%
Adjusted EBITDA	22.7%	20.0%	24.0%

Operating Expense Reconciliation
Operating Expense - GAAP basis	$63,463	$61,900	$66,360
Non-GAAP adjustments to operating expenses (as scheduled above)	(12,520)	(11,177)	(14,290)
Operating Expenses - Non-GAAP basis	$50,943	$50,723	$52,070

(1)	Excludes amortization of $6,696, $6,376 and $7,101 for the three months ending March 26, 2022, December 25, 2021 and March 27, 2021, respectively.
(2)	Represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included within SG&A.